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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-62765) pertaining to the Global Imaging Systems, Inc. 401(K) Retirement Plan, and (Form S-8 No. 333-80801) pertaining to Global Imaging Systems, Inc. 1998 Stock Option and Incentive Plan and the Director Non-Incentive Stock Option of our reports dated May 11, 2001, with respect to the consolidated financial statements of Global Imaging Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2001 and the related financial statement schedule included therein.

                    /s/ Ernst & Young LLP

Tampa, Florida
June 25, 2001

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